EXHIBIT 16

[LOGO]

BDO Seidman, LLP
Accountants and Consultants

90 Woodbridge Center Drive, Suite 710
Woodbridge, New Jersey 07095
Telephone: (732) 750-0900
Fax (732) 750-1222

October 5, 2001

Security and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on September 27, 2001, filed by our former client, IBS Interactive, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

/s/ BDO Seidman LLP

BDO Seidman, LLP